HEI Exhibit 32.2

Hawaiian Electric Industries, Inc.

Written Statement of Chief Financial Officer Furnished Pursuant to

18 U.S.C. Section 1350,

as Adopted by

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Current Report of Hawaiian Electric Industries, Inc. (HEI) on Form 8-K as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Curtis Y. Harada, Chief Financial Officer of HEI, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The consolidated information contained in the Report fairly presents, in all material respects, the financial condition as of December 31, 2007 and results of operations for the year ended December 31, 2007 of HEI and its subsidiaries.

/s/ Curtis Y. Harada
Curtis Y. Harada
Controller and Acting Financial Vice President, Treasurer and Chief Financial Officer
Date: February 21, 2008

A signed original of this written statement required by Section 906 has been provided to Hawaiian Electric Industries, Inc. and will be retained by Hawaiian Electric Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.